Exhibit 99.1

13G

CUSIP No. 29668H104

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Essa Pharma, Inc.

Dated:	January 22, 2016

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L. P
ITS:	GENERAL PARTNER

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Richard Lim
Director

OMEGA FUND IV GP, L.P

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Richard Lim
Director

OMEGA FUND IV G.P. MANAGER, LTD.

By:	/s/ Richard Lim
Director

/s/ Richard Lim
Richard Lim

/s/ Otello Stampacchia
Otello Stampacchia

/s/ Anne-Mari Paster
Anne-Mari Paster